UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On May 7, 2003, we announced that the cash tender offer for all of our outstanding 8-3/4% Senior Subordinated Notes due 2009 (the “Notes”) expired as of 12:00 midnight on May 6, 2003.  We received tenders from the holders of $143,317,000, or 65.1%, of the aggregate principal amount of the Notes outstanding, leaving $76,683,000 untendered and still outstanding.  A copy of our press release regarding this event is being filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

EXHIBIT NO.	ITEM

99.1	The Company’s Press Release, dated May 7, 2003, regarding the expiration of the tender offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By:	/s/	Jean A. Bua
Name:		Jean A. Bua
Title:		Vice President and Corporate Controller

Date: May 7, 2003